UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

MARCHEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

520 Pike Street, Suite 2000

Seattle, Washington 98101

Dear holders of Class A common stock and Class B common stock of Marchex, Inc. (“Marchex” or the “Company”):

You are cordially invited to attend the annual meeting of stockholders of Marchex to be held at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101 on Friday, May 4, 2012, at 10:00 a.m. local time. The annual meeting is being held for the following purposes:

(1)	To elect six individuals to serve on the Company’s Board of Directors for the ensuing year and until their successors are elected;

(2)	To ratify the appointment of the independent registered public accounting firm KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the current fiscal year;

(3)	To approve the Marchex, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”); and

(4)	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this notice. Our Board of Directors recommends a vote FOR items 1, 2 and 3. Only holders of record of the Company’s Class A common stock and Class B common stock on the books of the Company at the close of business on April 2, 2012, are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting at the offices of Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington, 98101, during ordinary business hours for the 10 days prior to the annual meeting.

Whether or not you plan to attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope, so that we may vote your shares in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the annual meeting. If you hold shares in “street name”, you may be able to vote over the internet or by telephone by following the instructions on your proxy card. Mailing your proxy(ies) or voting over the internet or by telephone does not affect your right to vote in person if you attend the annual meeting. You may still vote in person if you are a stockholder entitled to vote and you attend the meeting, even if you have returned your proxy, provided that you affirmatively indicate your intention to vote your shares in person. Please note, however, that if a brokerage firm or bank holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a valid legal proxy issued in your name.

A copy of Marchex’s annual report to stockholders for the fiscal year ended December 31, 2011 is enclosed with this notice.

By order of the Board of Directors,

Russell C. Horowitz Chairman and Chief Executive Officer

April 9, 2012

Your vote is very important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2012: Our proxy statement is attached. Financial and other information concerning Marchex is contained in our annual report to stockholders for the fiscal year ended December 31, 2011. A complete set of proxy materials relating to our annual meeting is available on the internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed at http://www.rrdezproxy.com/2012/Marchex/.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

520 Pike Street, Suite 2000

Seattle, Washington 98101

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the Board of Directors of Marchex for use in voting at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Friday, May 4, 2012, at the Grand Hyatt Seattle located at 721 Pine Street, Seattle, Washington 98101, and any postponement or adjournment of that meeting. The Company’s telephone number is (206) 331-3300. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice.

Marchex’s Class B common stock is traded on the NASDAQ Global Select Market.

These proxy solicitation materials were mailed on or about April 9, 2012, together with the Company’s annual report, to all holders of Class A common stock and Class B common stock entitled to vote at the meeting.

Record Date and Outstanding Shares

Only holders of record of shares of Class A common stock and Class B common stock on the books of the Company at the close of business on the record date, April 2, 2012, will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 9,570,382 shares of Class A common stock outstanding and held of record by 4 stockholders and 27,606,241 shares of Class B common stock outstanding and held of record by approximately 70 stockholders.

Proxies

The Board of Directors has selected Michael Arends, Chief Financial Officer, and Ethan Caldwell, General Counsel and Secretary, as proxies for the annual meeting. By submitting your proxy, you will authorize Mr. Arends and Mr. Caldwell to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Meeting Attendance and Admission

You are entitled to attend the annual meeting only if you are a stockholder of record or a beneficial owner as of April 2, 2012. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present a photo identification and proof of your stockholder status or beneficial ownership prior to being admitted to the annual meeting. If you are the stockholder of record, you will need to provide proof of status in the form of your proxy card. If you hold your shares in “street name,” you must provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Marchex stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not present photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Voting and Solicitation

Each stockholder entitled to vote at the meeting may vote in person at the annual meeting or by proxy. If you are the record holder of your shares and attend the meeting in person, you may deliver your completed proxy card to us at the meeting. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or on the internet. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you wish to vote in person at the annual meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given in a proxy, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of accountants and FOR the approval of the 2012 Stock Incentive Plan. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Each holder of shares of Class A common stock is entitled to 25 votes for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock is entitled to 1 vote for each share of Class B common stock held as of the record date. The Class A common stock and Class B common stock will vote together as a single class on all matters described in these proxy materials for which your vote is being solicited.

The Company is paying all costs of the solicitation of proxies, including the expenses of printing and mailing to its stockholders the proxy, this proxy statement and the accompanying notice of annual meeting of stockholders. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (“SEC”), in sending proxies and proxy materials to the beneficial owners of the voting stock. Proxies may be solicited by the Company’s officers, directors and regular employees, without compensation, personally or by telephone or facsimile.

Required Vote

A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the Class A common stock and Class B common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

The candidates for election as directors at the annual meeting who receives the highest number of affirmative votes present or represented by proxy and entitled to vote at the annual meeting, will be elected. The ratification of the independent registered public accounting firm for the Company for the current year and approval of 2012 Stock Incentive Plan require the affirmative vote of a majority of the shares of the Company’s Class A common stock and Class B common stock present or represented by proxy and entitled to vote at the annual meeting.

Revocability of Proxies

A proxy given pursuant to this solicitation may be revoked at any time before its use by delivering a written revocation to the Secretary of the Company, delivering a duly executed proxy bearing a later date or attending and voting in person at the annual meeting. If you hold your shares through a broker or custodian, you will need to contact them to revoke your proxy.

Abstentions; Broker Non-Votes

The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to a proposal (other than the election of directors and the frequency of an advisory vote on the compensation paid to our named executive officers). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposal.

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent auditors (Proposal Two), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the election of our directors (Proposal One) and the approval of the 2012 Stock Incentive Plan (Proposal Three). If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and approval of the 2012 Stock Incentive Plan (Proposal Three).

For Proposal One (election of directors), which requires a plurality of the votes cast, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote on this proposal. For Proposal Two (the ratification of the appointment of the independent registered public accounting firm) and Proposal Three (the approval of the 2012 Stock Incentive Plan, which require the affirmative approval of a majority of the votes present or represented and entitled to vote, broker non-votes will have no effect on the number of votes cast, but abstentions will have the same effect as a vote against Proposal Two and Proposal Three because they will be counted as a vote cast with respect to the proposal but not counted as a vote for the proposals.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 2, 2012 by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock or Class B common stock;

•	each of our directors and nominees for director;

•	each of our executive officers listed in the “Summary Compensation Table” (“NEOs”); and

•	all of our directors, nominees for director and executive officers as a group.

Percentage of beneficial ownership is based on 9,570,382 shares of our Class A common stock and 27,606,241 shares of our Class B common stock outstanding as of April 2, 2012. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable or issuable upon vesting within 60 days of April 2, 2012, are deemed outstanding. These shares are not, however, deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each beneficial owner listed below is c/o Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101.

	Shares Beneficially Owned				% Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
Name and, as appropriate, Address of Beneficial Owner	Shares	%	Shares	%
5% Security Holders
Archon Capital Management LLC(2) 1301 Fifth Avenue, Suite 3008 Seattle, WA 98101	—	—	2,344,400	8.5%	*
The Bank of New York Mellon Corporation(3) One Wall Street, 31st Floor New York, NY 10286	—	—	1,875,139	6.8%	*
Named Executive Officers and Directors
Russell C. Horowitz(4)	7,118,506	74.4%	939,875	3.4%	66.9%
Michael Arends(5)	—	—	1,165,625	4.1%	*
Ethan Caldwell(6)	475,209	5.0%	446,467	1.6%	4.6%
Peter Christothoulou(7)	176,500	1.8%	797,563	2.9%	1.9%
John Keister(8)	1,800,167	18.8%	779,104	2.8%	17.1%
Dennis Cline(9)	—	—	137,550	*	*
Anne Devereux(10)	—	—	81,700	*	*
Nicolas J. Hanauer(11)	—	—	2,525,750	9.1%	*
M. Wayne Wisehart(12)	—	—	100,550	*	*
All directors and executive officers as a group (9 persons)(13)	9,570,382	100.0%	6,974,184	23.6%	91.5%

Except as indicated in the footnotes below and except as subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

*	Beneficial ownership or total voting power, as the case may be, representing less than one percent.
1.

Percentage of voting power represents voting power with respect to shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock shall be entitled to 25 votes per share of Class A common stock and each holder of Class B common stock shall be entitled to 1 vote per share of Class B common stock on all matters submitted to a vote of stockholders, except as may otherwise be required by law. The Class A common stock is convertible at any time by the holder into shares of Class B common stock on a share-for-share basis.

2.

Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2012 by Archon Capital Management LLC (“Archon”), an investment advisor on its behalf and on behalf of Constantinos Christofilis, an individual and managing member of Archon, Strategos Fund, L.P., a limited partnership, and Strategos Master Fund, L.P., a limited partnership, each with an address of 1301 Fifth Avenue, Suite 3008, Seattle, Washington 98101, except for Strategos Master Fund, L.P., whose address is c/o Maples & Calder, P.O. Box 309, Grand Cayman, KY1-1104, Cayman Islands. Archon and Constantinos Christofilis each report beneficial ownership of 2,344,400 shares of our Class B common stock, and shared voting and dispositive power as to 2,344,400 shares of our Class B common stock. Strategos Fund, L.P. reports beneficial ownership of 1,209,800 shares of our Class B common stock and shared voting and dispositive power as to 1,209,800 shares of our Class B common stock. Strategos Master Fund, L.P. reports beneficial ownership of 1,134,600 shares of our Class B common stock and shared voting and dispositive power as to 1,134,600 shares of our Class B common stock.

3.

Based on the most recently available Schedule 13G filed with the SEC on January 30, 2012 by The Bank of New York Mellon Corporation (“Mellon”), a parent holding company/control person, on its behalf and on behalf of the following Mellon direct and/or indirect subsidiaries: MAM (MA) Holding Trust, a parent holding company/control person, and The Boston Company Asset Management LLC, an investment advisor, each with an address of One Wall Street, 31st Floor New York, NY 10286. Pursuant to such Schedule 13G, Mellon is the beneficial owner of 1,875,139 shares of our Class B common stock, has sole voting power as to 1,640,442 shares of our Class B common stock and sole dispositive power as to 1,863,147 shares of our Class B common stock. MAM (MA) Holding Trust is the beneficial owner of 1,487,160 shares of our Class B common stock, has sole voting power as to 1,269,850 shares of our Class B common stock and sole dispositive power as to 1,487,160 shares of our Class B common stock. The Boston Company Asset Management LLC is the beneficial owner of 1,487,160 shares of our Class B common stock, has sole voting power as to 1,269,850 shares of our Class B common stock and sole dispositive power as to 1,487,160 shares of our Class B common stock.

4.

Includes: (1) 7,118,506 shares of our Class A common stock held by MARRCH Investments, LLC; (2) 598,250 shares of restricted stock subject to vesting; (3) 293,625 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012; and (4) 5,000 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Horowitz. Mr. Horowitz is the managing member of MARRCH Investments, LLC and, as such, may be deemed to exercise voting and investment power over the shares held by all of these entities.

5.

Includes: (1) 685,125 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012; (2) 297,500 shares of restricted stock subject to vesting; (3) 10,500 shares of our Class B common stock held by the Nicole Marie Arends 2003 Trust for the benefit of Nicole Marie Arends, the daughter of Mr. Arends, for which shares Mr. Arends disclaims beneficial ownership; (4) 16,100 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Arends; and (5) 6,500 shares of Class B common stock held in an Individual Retirement Account for the benefit of Diana Arends, Mr. Arends’ wife.

6.

Includes: (1) 259,250 shares of restricted stock subject to vesting; and (2) 158,563 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

7.

Includes: (1) 562,250 shares of restricted stock subject to vesting; and (2) 270,813 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

[8].

Includes: (1) 248,750 shares of restricted stock subject to vesting; (2) 180,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012; (3) 6,160 shares of our Class B common stock held in an Individual Retirement Account for the benefit of Mr. Keister; and (4) 209,502 shares of our Class B common stock held in two grantor retained annuity trusts, of which Mr. Keister is the grantor.

9.

Includes: (1) 15,250 shares of restricted stock subject to vesting; (2) 52,000 shares of our Class B common stock held by DMC Investments, LLC, a limited liability company of which Mr. Cline is the managing member; (3) 35,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012; and (4) 10,000 shares in the aggregate of our Class B common stock held by four different trusts for the benefit of his children, for which shares Mr. Cline disclaims beneficial ownership.
10.

Includes: (1) 16,000 shares of restricted stock subject to vesting; and (2) 40,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

11.

Includes: (1) 13,000 shares of restricted stock subject to vesting; and (2) 300,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

12.

Includes (1) 16,750 shares of restricted stock subject to vesting; and (2) 35,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

13.

Includes an aggregate of: (1) 9,570,382 shares of our Class A common stock; (2) 4,976,058 shares of our Class B common stock (including 20,500 shares for which beneficial ownership has been disclaimed); and (3) 1,998,126 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012.

PROPOSAL ONE—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of six (6) individuals, all of whom have been nominated for election at the annual meeting. Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The names and the respective ages of the six (6) nominees as of April 2, 2012 are set forth below:

Name	Age	Position(s)	Director Since
Russell C. Horowitz	45	Chairman of the Board of Directors, Chief Executive Officer and Treasurer	January 2003
John Keister	45	Executive Vice Chairman of the Board of Directors	January 2003
Dennis Cline(1)(2)(3)	51	Director	May 2003
Anne Devereux(1)(2)(3)	50	Director	October 2006
Nicolas Hanauer(2)	52	Vice Chairman of the Board of Directors	October 2007
M. Wayne Wisehart(1)(3)	66	Director	November 2008

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Set forth below is a description of the business experience of each current director, including a discussion of the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that those individuals should serve as our directors.

Russell C. Horowitz. Mr. Horowitz is a founder of our Company and has served as the Chairman of our Board of Directors, Chief Executive Officer and Treasurer since our inception in January 2003. Mr. Horowitz was previously a founder of Go2Net, a provider of online services to merchants and consumers, including merchant Web hosting, online payment authorization technology, and Web search and directory services. He served as its Chairman and Chief Executive Officer from its inception in February 1996 until its merger with InfoSpace in October 2000, at which time Mr. Horowitz served as the Vice Chairman and President of the combined company through the merger integration process. Additionally, Mr. Horowitz served as the Chief Financial Officer of Go2Net from its inception until May 2000. Prior to Go2Net, Mr. Horowitz served as the Chief Executive Officer and a director of Xanthus Management, LLC, the general partner of Xanthus Capital, a merchant bank focused on investments in early-stage companies, and was a founder and Chief Financial Officer of Active Apparel Group, now Everlast Worldwide. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University. Mr. Horowitz brings historic knowledge and continuity together with extensive operational and industry expertise to the board.

John Keister. Mr. Keister is a founder of our Company and has served as a member of our Board of Directors since our inception in January 2003. Mr. Keister served as our Chief Operating Officer from our inception in January 2003 through February 2009, as our President from December 2003 through May 2010 and as our Executive Vice Chairman since May 2010. Mr. Keister was previously a founder of Go2Net and served as its President from 1999 until its merger into InfoSpace in October 2000, at which time he served as Executive Vice President of the Consumer Division of the combined company through the merger integration process until January 2001. He also served as a member of the Board of Directors of Go2Net and as its Chief Operating Officer from 1996 to 1999. Mr. Keister also serves on the boards of a number of private companies. Mr. Keister received B.A. degrees in Philosophy and in Diplomacy & World Affairs from Occidental College. Mr. Keister brings historic knowledge and continuity together with extensive operational and industry expertise to the board.

Dennis Cline. Mr. Cline has served as a member of our Board of Directors since May 2003. Mr. Cline currently serves on the Board of Directors of netForensics, Inc., a provider of security information management solutions. Mr. Cline previously served as Chief Executive Officer of netForensics. Prior to joining netForensics as its Chief Executive Officer, Mr. Cline was Managing Partner of DMC Investments, a firm he founded in 2000, which provides capital and consulting services to technology companies. From 1998 to 2000, Mr. Cline was the Chief Executive Officer of DirectWeb, a provider of a bundled solution of computer hardware and Internet access for consumers. Prior to DirectWeb, Mr. Cline was a senior executive at Network Associates, a provider of computer security solutions. Mr. Cline received his J.D. from Rutgers School of Law and his B.A. from Rutgers University. Mr. Cline brings extensive sales and broad management expertise to the board.

Anne Devereux. Ms. Devereux has served as a member of our Board of Directors since October 2006. Ms. Devereux has more than 20 years of experience in marketing and advertising. Ms. Devereux has served as Chairman of LLNS, a division of Omnicom Group Inc. (NYSE: OMC) since May 2006 and served as Chief Executive Officer of LLNS from May 2006 to September 2010. LLNS is a leading healthcare communications agency. Prior to these positions, from February 2003 to May 2006, Ms. Devereux was the Chief Integration Officer as well as Managing Director of all health-related assignments within BBDO New York, an advertising agency. Before joining BBDO New York, from April 2002 to February 2003, Ms. Devereux was President of Dugan Valva Contess, an independent communications agency. From January 1996 to April 2002, Ms. Devereux was President and Founder of Consumer Healthworks which then became Merkley Newman Harty Healthworks, an advertising agency and one of the first agencies to specialize in direct-to-consumer advertising for healthcare brands. Ms. Devereux received a B.A. degree from Wellesley College. Ms. Devereux brings extensive marketing and advertising expertise to the board.

Nicolas Hanauer. Mr. Hanauer has served as Vice Chairman of our Board of Directors since October 2007. Mr. Hanauer is currently a partner at Second Avenue Partners, a Seattle-based venture capital firm he co-founded in 2000. Mr. Hanauer founded aQuantive, Inc. (formerly Avenue A Media, Inc.), a leading global digital marketing company, in 1996 and served as its Chief Executive Officer from June 1998 to September 1999 and Chairman of the Board from June 1998 until its acquisition by Microsoft in July 2007. In 1998, Mr. Hanauer co-founded Gear.com, which was later purchased by Overstock.com. In 1995, Mr. Hanauer became a founding investor in Amazon.com and served as a board advisor until 2000. Mr. Hanauer began his professional career at the Pacific Coast Feather Company in Seattle where he held a number of executive positions, including Chief Executive Officer and Co-Chairman. Mr. Hanauer received a B.A. degree in Philosophy from the University of Washington. Mr. Hanauer brings extensive operational and industry expertise to the board.

M. Wayne Wisehart. Mr. Wisehart has served as a member of our Board of Directors since November 2008. From February 2010 to October 2010, Mr. Wisehart served as interim Chief Financial Officer for All Star Directories, a publisher of online and career school directories. Mr. Wisehart previously served as the Chief Financial Officer of aQuantive, Inc. (formerly Avenue A Media, Inc.), a leading global digital marketing company, which was acquired by Microsoft in July 2007. Prior to aQuantive, Mr. Wisehart served as Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, which was acquired by Alltel in August 2005. Mr. Wisehart also served as the Chief Financial Officer from 2000 to 2002 of iNNERHOST, Inc., a Web hosting service’s company, as President and Chief Executive Officer from 1999 to 2000 of TeleDirect International Inc., a company that provide customer interaction systems, and as the President and Chief Executive Officer from 1997 to 1998 of Price Communications Wireless. Mr. Wisehart also serves on the Board of Directors of EarthLink, Inc. and Centri Technology, Inc. Mr. Wisehart received a B.S. degree in Business from the University of Missouri-St. Louis. Mr. Wisehart brings extensive financial and accounting expertise to the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors determined that, other than Messrs. Horowitz and Keister, each of the members of the board is an independent director in accordance with NASDAQ listing standards.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the board. Copies of these charters are available on our website at www.marchex.com. The Board of Directors held five meetings and took action by written consent on seven occasions during the fiscal year ended December 31, 2011. Each of the standing committees of the board held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served held during that period. Directors are encouraged to attend our annual meetings of stockholders. All of our directors attended last year’s annual meeting.

The following table sets forth the three standing committees of the board, the members of each committee, the number of meetings held by each committee and committee action taken by written consent during the 2011 fiscal period:

Name of Director	Audit	Compensation	Nominating and Governance
Dennis Cline	Member	Member	Member
Anne Devereux	Member	Chair	Member
Nicolas Hanauer			Chair
M. Wayne Wisehart	Chair	Member
Number of Meetings	9	5	4
Action by Written Consent	2	4	0

Audit Committee

The Audit Committee is currently comprised of Messrs. Cline and Wisehart (Chair) and Ms. Devereux. Each of the members of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members. Messrs. Cline and Wisehart are Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a charter that is available on our website at www.marchex.com. The functions of the Audit Committee include reviewing, with the Company’s independent accountants, the scope and timing of the independent accountants’ services, the independent accountants’ report on the Company’s consolidated financial statements and internal control over financial reporting following completion of the Company’s audits, and the Company’s internal accounting and financial control policies and procedures, and making annual recommendations to the Board of Directors for the appointment of independent accountants for the ensuing year. The Audit Committee held nine meetings and took action by written consent on two occasions meetings during the fiscal year ended December 31, 2011. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal Two.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Cline and Wisehart and Ms. Devereux (Chair). Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. The Compensation Committee operates under a charter that is available on our website at www.marchex.com. The Compensation Committee held five meetings and took action by written consent on four occasions during the fiscal year ended December 31, 2011.

The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company’s compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company’s executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee’s responsibilities include: overseeing the Company’s general compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plan and employee stock purchase plan; reviewing and approving compensation procedures for the Company’s executive officers; recommending to the independent directors for approval the compensation of the Chief Executive Officer based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Chief Executive Officer; and reviewing and recommending to the Board of Directors for approval the compensation of executive officers other than the Chief Executive Officer; reviewing and recommending to the Board of Directors employment, retention, restricted stock and severance agreements for executive officers, including change of control provisions, plans or agreements; reviewing the compensation of directors for service on the Board of Directors and its committees. Regarding most compensation matters, including executive and director compensation, the Company’s management provides recommendations to the Compensation Committee. The Compensation Committee has delegated its authority to grant equity and other awards under the Company’s stock incentive plan to eligible employees who are not executive officers to the Stock Option Grant Subcommittee within certain pre-approved limits. The Stock Option Grant Subcommittee consists of Messrs. Horowitz, Keister and Arends, and such committee regularly reports any grants made to the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Cline and Hanauer (Chair) and Ms. Devereux. Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. The Nominating and Governance Committee operates under a charter that is available on our website at www.marchex.com. The Nominating and Governance Committee identifies individuals qualified to become board members, recommends to the board those persons to be nominated for election to our board at the annual meeting of stockholders, develops and recommends to the board a set of corporate governance principles applicable to the Company and oversees the annual evaluation of the board. The Nominating and Governance Committee held four meetings during the fiscal year ended December 31, 2011.

Nomination of Directors

The Nominating and Governance Committee may use third party executive search firms to help identify prospective director nominees. The Nominating and Governance Committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies. The Nominating and Governance Committee considers each candidate’s character, integrity, judgment, skills, background, experience of particular relevance to the Company, ability to work well with others and time available to devote to board activities, among other factors. The Nominating and Governance Committee also considers the interplay of a candidate’s background and expertise with that of other board members, and the extent to which a candidate may be a desirable addition to any committee of the board. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not assign specific weights to particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Governance Committee believes that it is essential that the board members represent diverse viewpoints. The Nominating and Governance Committee’s goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected appropriate candidates, we present them to the full board for election if a vacancy occurs or is created by an increase in the size of the board during the course of the year, or for nomination if the director is to be first elected by stockholders.

Marchex stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names and appropriate supporting background and biographical information to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. Acceptance of a recommendation does not mean that the committee will ultimately nominate the recommended candidate.

Code of Conduct and Code of Ethics

The Company has adopted a code of conduct applicable to each of the Company’s officers, directors and employees, and a code of ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s senior financial officers, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 and both codes are available on our website at www.marchex.com.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to ensure effective corporate governance which are available on our website at www.marchex.com.

Board Leadership Structure

The Board of Directors does not have a specific policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. The Board of Directors is responsible for the control and direction of the Company. The Board of Directors represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Chair of the Board is selected by the Board and currently is the Chief Executive Officer of the Company, Russell C. Horowitz. The Board of Directors believes that this leadership structure is appropriate for the Company given Mr. Horowitz’s role in founding the Company and his significant ownership stake. The Board of Directors believes that this leadership structure improves the board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of its stockholders. In addition, the independent directors on the board have appointed a Vice Chairman from the Board’s independent directors, currently Mr. Hanauer. The Vice Chairman presides over the executive sessions of the independent directors, chairs board meetings in the Chair’s absence, and provides direction on agendas, schedules and materials for board meetings that will be helpful to the independent directors.

Our unified Chairman and Chief Executive Officer position is augmented by our Vice Chairman and is balanced by the independence of the majority of our directors, and our three fully independent board committees which provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matters of interest, without the Chief Executive Officer or other managers present. We believe this structure provides consistent and effective oversight of our management and the Company.

Vice Chairman of the Board of Directors

As Vice Chairman of our Board of Directors, Mr. Hanauer’s responsibilities include:

•	Coordinating and moderating executive sessions of the Board of Directors’ independent directors.

•

Advising the Chairman of the Board of Directors as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

•	Acting as the principal liaison between the independent directors and the Chairman of the Board of Directors on sensitive issues.

•	Performing such other duties as the Board of Directors may from time to time delegate to the Vice Chairman to assist the Board of Directors in the fulfillment of its responsibilities.

Board’s Role in Risk Management

The Board of Directors as a whole and also at the committee level, is responsible for oversight of our risk assessment and management process. Management is responsible for the Company’s day-to-day risk management activities. The Audit Committee periodically reviews risks and exposures associated with financial matters and financial reporting, the Compensation Committee oversees risks relating to compensation programs and policies, and the Nominating and Governance Committee oversees risks associated with Board and corporate governance matters. Furthermore, the Board of Directors periodically reviews risk management matters, including as part of its ongoing corporate strategy review, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

Board Effectiveness

The Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Executive Session

The corporate governance guidelines provide that the Company’s independent directors shall meet regularly (not less than two times per year) in executive session at which only the Company’s independent directors shall be present. The independent directors met in executive session four times during the fiscal year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Cline and Wisehart and Ms. Devereux, the members of the Compensation Committee during 2011, are or have been an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2011, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Communications with Directors

The Board of Directors provides a process for Marchex stockholders to send communications to the Board of Directors. Any stockholder who desires to contact the Board of Directors may do so by writing to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: Ethan Caldwell, Secretary. Communications received by mail will be screened by the Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Board of Directors has reappointed the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, as independent accountants of Marchex for the current fiscal year. Stockholder ratification of the selection of KPMG as Marchex’s independent accountants is not required by Marchex’s bylaws, Delaware corporate law or otherwise. Notwithstanding the foregoing, the Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG as independent accountants, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2012 and will consider the appointment of other certified public accountants. KPMG was the auditor for the year ended December 31, 2011. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

In addition to audit services, KPMG also provided certain non-audit services to Marchex in 2011. The terms of Marchex’s engagement with KPMG provide for alternative dispute resolution procedures, exclude the award of punitive damages and contain certain other limitations.

Accounting Fees and Services

During fiscal years 2010 and 2011, we retained KPMG to provide professional services in the following categories and amounts:

Fee Category	2010	2011
Audit Fees	$765,000	$806,000
Audit-Related Fees	None	468,000
Tax Fees	87,000	134,000
All Other Fees	None	None

Total Fees	$852,000	$1,408,000

“Audit-related fees” include audit fees in connection with the Jingle Networks, Inc. (“Jingle”) acquisition.

“Tax fees” consist of fees for professional services for tax return preparation and consultation on matters related to acquisitions, state tax considerations and tax credits.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG and has concluded that it is.

The Audit Committee pre-approved 100% of the 2010 and the 2011 KPMG fees above pursuant to the pre-approval policy described below.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Accountants

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent accountants during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. The Audit Committee’s charter delegates to its chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The following “Report of the Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Messrs. Cline and Wisehart (Chair) and Ms. Devereux. The role of the Audit Committee is to assist the Board of Directors in its oversight of Marchex’s financial reporting process. The Audit Committee performs the duties set forth in its current charter which is available on the Company’s website at www.marchex.com.

As noted in the Audit Committee’s charter, Marchex’s management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm are responsible for auditing the financial statements and our internal control over financial reporting. The activities of the Audit Committee are in no way designed to supercede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to Marchex’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (“SEC”) for Audit Committee membership and is an “independent director” within the meaning of the NASDAQ listing standards. In addition, the Board of Directors has determined that each of Messrs. Cline and Wisehart qualifies as an Audit Committee financial expert, as defined by SEC rules.

The Audit Committee has reviewed and discussed with Marchex’s independent registered public accounting firm, KPMG, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. We have received from KPMG a formal written statement consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended December 31, 2011. The Audit Committee met with KPMG, with and without management present, to discuss results of its audits, its evaluation of Marchex’s internal control over financial reporting, and the overall quality of Marchex’s financial reporting.

Based on the reports, discussions and reviews referred to above, in reliance on management and the independent registered public accounting firm and subject to the limitations on our role and responsibilities in our charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Following a review of the independent registered public accounting firm’s performance and qualifications, including consideration of management’s recommendation, the Audit Committee approved the reappointment of KPMG as Marchex’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

Respectfully submitted,

THE AUDIT COMMITTEE

Dennis Cline

Anne Devereux

M. Wayne Wisehart, Chair

ADDITIONAL INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

Our executive officers, and their respective ages, as of April 2, 2012, are as follows:

Name	Age	Position(s)
Russell C. Horowitz	45	Chairman of the Board of Directors, Chief Executive Officer and Treasurer
Michael Arends	41	Chief Financial Officer
Ethan Caldwell	43	Chief Administrative Officer, General Counsel and Secretary
Peter Christothoulou	40	President
John Keister	45	Executive Vice Chairman of the Board of Directors

Biographical information for our executive officers who also serve as directors is set forth above (See “Proposal One — Election of Directors”). Biographical information for all other executive officers is set forth below.

Michael Arends. Mr. Arends has served as our Chief Financial Officer since May 2003. Prior to joining Marchex, Mr. Arends held various positions at KPMG since 1995, most recently as a Partner in KPMG’s Pacific Northwest Information, Communications and Entertainment assurance practice. Mr. Arends is a Certified Public Accountant and a Chartered Accountant and received a Bachelor of Commerce degree from the University of Alberta.

Ethan Caldwell. Mr. Caldwell is a founder of our Company and has served as our Chief Administrative Officer, General Counsel and Secretary since our inception in January 2003. Mr. Caldwell was previously Senior Vice President, General Counsel and Corporate Secretary of Go2Net, from November 1996, until its merger with InfoSpace through December 2000. Mr. Caldwell received his J.D. from the University of Maryland and his B.A. in Political Science from Occidental College.

Peter Christothoulou. Mr. Christothoulou is a founder of our Company and has served as our President since December 2011. Prior to serving as our President, Mr. Christothoulou served as our Chief Operating Officer from March 2009 until December 2011 and as our Chief Strategy Officer from our inception in January 2003 through March 2009. Mr. Christothoulou was previously the Senior Vice President of Strategic Initiatives for Go2Net, focused on strategic acquisitions and investments, from January 2000 until its merger with InfoSpace in October 2000, at which time he served as the Senior Vice President of Corporate Strategy and Development of the combined company through the merger integration process until January 2001. Prior to Go2Net, Mr. Christothoulou was a Vice President in the Investment Banking Group of U.S. Bancorp Piper Jaffray, focused primarily on merger and acquisition advisory services for technology companies, and was with the investment banking firm from 1996 until January 2000.

Compensation Discussion and Analysis

The Role of Stockholder Say-on-Pay Votes

In May 2011, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 99.60% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay proposals to approve the compensation of our named executive officers, the Board took into account the strong preference for a triennial vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold a say-on-pay proposal to approve the compensation of our named executive officers every three years.

Overview

Our “named executive officers”, or “NEOs”, are:

•	Russell C. Horowitz, our chairman and chief executive officer;

•	Michael Arends, our chief financial officer;

•	Ethan Caldwell, our chief administrative officer, general counsel and secretary;

•	Peter Christothoulou, our president;

•	John Keister, our executive vice chairman of the Board of Directors; and

•

Matthew Berk, our former executive vice president, product engineering who ceased serving as an executive officer of the Company in May of 2011 and who became a consultant to the Company in early 2012.

You can find detailed information regarding the compensation we paid to our NEOs in the tables that begin on page 20. Our executive compensation programs are intended to serve two related goals:

•

Long-Term Retention of our Strong Management Team. We believe that our continued success depends on our ability to retain our experienced, complementary and dedicated management team. Although we always consider the ultimate interest of our stockholders in setting NEO compensation, we also must acknowledge that our executives face many career options and we therefore must provide strong incentives for them to continue to participate in our growth.

•

Long-Term Growth in Stockholder Value. We believe that management compensation packages should reflect as much as possible the risk and opportunity experienced by our stockholders. As a result, we strongly emphasize performance-based compensation arrangements which reward NEOs for contributions to our long-term growth and overall corporate success.

We believe that this long-term focus will appropriately reward our management team for performance that will most benefit our Company and stockholders. We think that a focus on shorter-term results could inappropriately over- or under-compensate our executives due to short-term fluctuations that do not as accurately reflect our corporate growth and the corresponding benefit to our stockholders.

Our “long-term” emphasis results in NEO compensation packages that are weighted significantly towards long-term equity grants, with a relatively low proportion of NEO compensation derived from cash salaries. Cash bonuses to our NEOs are paid only under our annual incentive plan, which ties such bonus payments directly to our annual corporate performance.

The Compensation Committee is responsible for setting the compensation and benefits for Mr. Horowitz and our other executive officers, to determine distributions and grants of awards under our various stock and other incentive plans and to assume responsibility for all matters related to the foregoing. Meetings of the Compensation Committee are called by the chair of the committee and the chair sets the agenda for each committee meeting. In performing its responsibilities, the Compensation Committee typically invites, for all or a portion of each meeting, Mr. Horowitz and other members of management to its meetings. Mr. Horowitz meets with the Compensation Committee on an ongoing basis to discuss the objectives and performance of Marchex’s NEOs. For compensation decisions relating to our executive officers, the Compensation Committee considers recommendations from Mr. Horowitz, Mr. Arends, Mr. Caldwell and our Vice President of People Services, who utilizes various industry compensation surveys as part of our company wide annual compensation review process. After receipt and discussion of such recommendations with Mr. Horowitz, the Compensation Committee meets without Mr. Horowitz to ultimately determine the compensation packages for each of our executive officers. Mr. Horowitz does not participate in deliberations regarding his own compensation.

NEO Compensation for 2011

Our Compensation Committee in reviewing our executive compensation packages assesses salary, salary history, the number and value of shares owned by our executives, prior equity grants and vesting and exercise history. The Compensation Committee also considers data regarding compensation paid at public media, internet and technology-based companies of comparable size to our Company and which could compete for the services of our NEOs. Although the compensation practices of our competitors instruct our review, we use that data only to gain perspective and do not “benchmark” our compensation to any particular level. The Compensation Committee consults with outside counsel in its review but does not engage a compensation consultant.

Base Salary

The 2011 salaries shown in the Summary Compensation Table on page 20 were set by our Compensation Committee based on the compensation review discussed above, as well as a consideration of each NEO’s total compensation package including prior equity grants, exercise history, and existing stock ownership. The Compensation Committee decided to increase the base salaries for certain of our NEOs in 2011 in order to better align our NEO base salary with that of our competitors that could compete for the services of these executives. Base salaries are a necessary part of our compensation program and provide executives with a fixed portion of pay that is not performance-based. Our goal is to provide competitive base pay levels. Historically, the Compensation Committee considered our desire to maintain cash remuneration as a relatively small portion of overall compensation. In addition, the Compensation Committee considered each NEO’s skills, experience, level of responsibility, performance and contribution to our Company. The Compensation Committee also took into account in conjunction with the NEO’s specific areas of responsibilities and objectives, each NEO’s contribution to the Company’s overall success as a member of the management team. The Compensation Committee considers the relative compensation levels among all the members of the management team to ensure the Company’s executive compensation programs are internally consistent and equitable. All salaries are reviewed at least annually and subject to future adjustment by the Compensation Committee.

Equity Compensation

Stock Option, Restricted Stock and Restricted Stock Units

All of our employees and directors are eligible to receive options, shares of restricted stock, and/or restricted stock units under our Amended and Restated 2003 Stock Incentive Plan (the “Stock Plan”). During 2011, the Compensation Committee granted our NEOs other than Mr. Keister, stock options for our Class B common stock and shares of restricted stock, based on the compensation review discussed above. The Compensation Committee also granted our NEOs other than Mr. Keister, stock options and restricted stock units for our Class B common stock during 2011 which vest based upon satisfaction of certain market and service conditions to further align NEO compensation with the performance of our Company’s stock price. The Compensation Committee determined the size of each NEO’s equity grants based on a consideration of his existing stock ownership and outstanding equity grants awarded in prior years. Given their vesting schedules, we believe that these equity grants will help further motivate our management team to continue to focus on the long-term success of our business enterprise. You can find more information regarding these grants, including their vesting schedules, by referring to our Grant of Plan-Based Awards Table on pages 22-23 and Outstanding Equity Awards at 2011 Fiscal Year-End Table on pages 24-27. Such equity awards are subject to vesting in full following a change of control of the Company in certain circumstances. For more information on this acceleration provision, please refer to pages 27-32.

In May 2011, in connection with Mr. Keister’s reappointment as Executive Vice Chairman of the Board of Directors, the Company’s Compensation Committee granted him stock options and shares of restricted stock taking into account Mr. Keister’s contributions to the Company both as an executive officer and director. You can find more information regarding these grants, including their vesting schedules, by referring to our Grant of Plan-Based Awards Table on pages 22-23 and Outstanding Equity Awards at 2011 Fiscal Year-End Table on

pages 24-27. Such equity awards are subject to vesting in full following a change of control of the Company in certain circumstances. For more information on this acceleration provision, please refer to pages 27-32.

The Compensation Committee does not automatically grant equity to NEOs every year; it analyzes existing NEO equity holdings and prior equity awards, and uses that data to determine whether additional grants are appropriate and necessary to recalibrate the cash-equity balance of NEO compensation packages.

Most equity awards for employees are tied to their annual performance reviews and are generally granted following the release of our third or fourth quarter financial results. We may occasionally make employee grants outside of that review process; such awards typically are granted as of the date the grant is approved. All new-hire awards have a grant date set to correspond to the date of hire. All options have an exercise price set at the closing market price of our Class B common stock on the grant date.

Annual Incentive Plan

The Compensation Committee adopted our annual incentive plan in 2006 (the “Incentive Plan”) to motivate and reward key employees for enabling our Company to achieve specified corporate objectives, to increase the competitiveness of our management compensation packages without increasing our fixed costs, and to align management compensation with key measures of our financial performance.

The Compensation Committee in its discretion determines the maximum amount available for award, in the aggregate, to all plan participants in light of the number of participants and the Company’s resources. The Compensation Committee also determines the participants in the pool. Eligibility determinations are based upon the Compensation Committee’s assessment of the importance of a participant’s role, together with such participant’s overall cash and equity compensation level. Finally, the Compensation Committee determines the measures of performance on which bonus awards are based.

The Compensation Committee determined that for the 2011 fiscal period, a maximum of up to $1,616,000 would be available for award, in the aggregate, to all plan participants. The participants for the 2011 fiscal period were Mr. Horowitz, Mr. Arends, Mr. Caldwell and Mr. Christothoulou, and the target bonuses were 100% of base salary and were based on achieving specified revenue and adjusted OIBA (operating income before amortization) targets for the 2011 fiscal period as follows:

If Revenue or Adjusted OIBA achievement is:	Bonus Payout % of base salary
<90%	0%
90 – 94.9%	35%
95 – 99.9%	60%
100 – 104.9%	100%
105 – 109.9%	135%
>110%	160%

Bonuses for 2011 were based one third on attaining the revenue target and two thirds on attaining the adjusted OIBA target.

The Compensation Committee elected to use these revenue and adjusted OIBA targets because it believes that such targets most accurately reflect our growth and improvements in our corporate performance without the impact of certain non-cash and non- recurring expenses which the Company does not regard as ongoing costs of doing business. The Compensation Committee set a range of specific revenue and OIBA targets based on a review of our actual revenue and OIBA for the fiscal year ended December 31, 2010 and our budgeted revenue and OIBA for the 2011 fiscal year. At the low end of the range, the targets were intended to be difficult but realistic given our expectations regarding corporate performance. The high end of the range, intended to reflect “optimum” Company performance, were set significantly higher than our projected financial results and were considered “stretch” goals.

On May 6, 2011, Marchex’s Compensation Committee increased the specified revenue and adjusted operating income before amortization targets for the 2011 fiscal period under the Company’s Incentive Plan in light of the closing of the Jingle acquisition.

The Compensation Committee also has absolute discretion to award no bonuses at all even if the highest target is achieved. It is our intention that any such bonus payments would still constitute a relatively small percentage of our NEO compensation so that the bulk of their compensation package will remain dependent on our long-term growth. You can find more information regarding our Incentive Plan on page 23. For 2011, the Compensation Committee did not award any bonuses under the Incentive Plan because we did not achieve the increased targets resulting from the Jingle acquisition.

Retention Agreements

We have entered into retention agreements with each of Messrs Arends, Caldwell and Christothoulou. In addition, the majority of our outstanding equity grants held by our executive officers will vest in full immediately upon any change of control. These arrangements are described on pages 30-32.

We believe it is appropriate to have these arrangements in place to promote our goal of the long-term retention of our management team. The Compensation Committee took into account the retention practices of our competitors in establishing the terms of such retention agreements.

Risk Assessment of Compensation Policies and Practices

We believe our compensation policies and practices do not motivate imprudent risk taking. In this regard, we note the following: (i) our annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals; (ii) we do not offer short-term incentives that might drive high-risk investments at the expense of long-term Company value; and (iii) our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our executive share ownership. Accordingly, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Marchex, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Marchex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Dennis Cline

Anne Devereux, Chair

M. Wayne Wisehart

Summary Compensation Table(1)(2)

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2009, 2010 and 2011, as applicable, by our NEOs, who are our chief executive officer, our chief financial officer, our three other most highly compensated executive officers and one former executive officer who would have been included among the three other most highly compensated executive officers had he continued to serve as an executive officer through December 31, 2011:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Russell C. Horowitz	2011	220,000	601,700	338,426	1,160,126
Chairman and Chief Executive Officer	2010	122,500	1,560,870	930,775	2,614,145
	2009	50,000	—	314,285	364,285

Michael Arends	2011	265,000	495,320	289,248	1,049,568
Chief Financial Officer	2010	255,000	1,111,180	675,350	2,041,530
	2009	255,000	—	314,285	569,285

Ethan Caldwell	2011	220,000	404,840	208,766	833,606
Chief Administrative Officer, General Counsel	2010	172,500	703,000	409,545	1,285,045
and Secretary	2009	150,000	—	314,285	464,285

Peter Christothoulou	2011	220,000	1,092,220	651,058	1,963,278
President	2010	172,500	1,257,910	791,295	2,221,705
	2009	150,000	1,218,750	314,285	1,683,035

John Keister	2011	115,000	113,250	140,100	368,350
Executive Vice Chairman

Former Officer:
Matthew Berk(5)	2011	175,000	254,000	127,200	556,200
Executive Vice President, Product Engineering	2010	166,250	365,950	167,400	699,600
	2009	157,500	716,000	291,926	1,165,426

1.

Includes only those columns relating to compensation awarded to, earned by or paid to the NEOs in 2009, 2010 and 2011 except with respect to Mr. Keister who was not an NEO in 2010 and 2009. All other columns have been omitted.

2.	The total value of all perquisites and personal benefits of each NEO falls below the reportable amount for disclosure within this table.
3.

Includes both restricted stock and restricted stock units for 2010 and 2011. No restricted stock units were issued in 2009. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award). Amounts represent the aggregate grant date fair value of restricted stock and restricted stock units awards each year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The fair value of the shares underlying the restricted stock awards that vest based on time is measured based on the closing price of our Class B common stock on the date of grant. The fair value of the shares underlying the restricted stock units that vest based on satisfaction of certain service and market conditions is estimated using the binomial lattice model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 6 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K filed on March 12, 2012.

The table below shows the aggregate number of shares and fair value underlying the restricted stock units issued in 2011. Each restricted stock unit entitles the holder to receive one share of our Class B common stock upon satisfaction of certain service and market conditions.

	Number of shares	Aggregate Grant Date Fair Value ($)
Russell C. Horowitz	27,000	157,200
Michael Arends	24,000	139,720
Ethan Caldwell	15,000	87,340
Peter Christothoulou	24,000	139,720

4.

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Amounts represent the aggregate grant date fair value of option awards each year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The fair value of the shares underlying the option awards that vest based on time is estimated using the Black-Scholes option pricing model. The fair value of the shares underlying the option awards that vest based on satisfaction of certain service and market conditions is estimated using the binomial lattice model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 6 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K filed on March 12, 2012.

The table below shows the aggregate number of shares and fair value underlying the option awards based upon satisfaction of certain service and market conditions issued in 2011.

	Number of shares	Aggregate Grant Date Fair Value ($)
Russell C. Horowitz	81,000	207,876
Michael Arends	72,000	184,808
Ethan Caldwell	45,000	115,516
Peter Christothoulou	72,000	184,808

5.	Unvested equity awards forfeited in connection with Mr. Berk becoming a consultant to the Company in January 2012.

Grants of Plan-Based Awards(1)

The following table sets forth certain information with respect to stock and option awards granted during the fiscal year ended December 31, 2011 to our NEOs:

				Equity Grants
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Russell C. Horowitz
Stock Options	12/20/2011	12/20/2011	—	—	35,000	6.35	130,550
Stock Options(4)	12/20/2011	12/20/2011	—	—	81,000	6.35	207,876
Restricted Stock	12/20/2011	12/20/2011	—	70,000	—	—	444,500
Restricted Stock Units(4)	12/20/2011	12/20/2011	—	27,000	—	—	157,200

Michael Arends
Stock Options	12/20/2011	12/20/2011	—	—	28,000	6.35	104,440
Stock Options(4)	12/20/2011	12/20/2011	—	—	72,000	6.35	184,808
Restricted Stock	12/20/2011	12/20/2011	—	56,000	—	—	355,600
Restricted Stock Units(4)	12/20/2011	12/20/2011	—	24,000	—	—	139,720

Ethan Caldwell
Stock Options	12/20/2011	12/20/2011	—	—	25,000	6.35	93,250
Stock Options(4)	12/20/2011	12/20/2011	—	—	45,000	6.35	115,516
Restricted Stock	12/20/2011	12/20/2011	—	50,000	—	—	317,500
Restricted Stock Units(4)	12/20/2011	12/20/2011	—	15,000	—	—	87,340

Peter Christothoulou
Stock Options	12/20/2011	12/20/2011	—	—	125,000	6.35	466,250
Stock Options(4)	12/20/2011	12/20/2011	—	—	72,000	6.35	184,808
Restricted Stock	12/20/2011	12/20/2011	—	150,000	—	—	952,500
Restricted Stock Units(4)	12/20/2011	12/20/2011	—	24,000	—	—	139,720

John Keister
Stock Options	5/10/2011	5/6/2011	—	—	30,000	8.02	140,100
Restricted Stock	5/6/2011	5/6/2011	—	15,000	—	—	120,300

Former Officer:
Matthew Berk(5)
Stock Options	12/20/2011	12/20/2011	—	—	40,000	6.35	127,200
Restricted Stock	12/20/2011	12/20/2011	—	40,000		—	254,000

1.	Includes only those columns related to plan based awards granted during 2011. All other columns have been omitted.
2.	For 2011, the Compensation Committee did not award any bonuses under the Incentive Plan.
3.

These amounts represent the aggregate grant date fair value in accordance with FASB ACS Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award or exercising a stock option). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 6 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K filed on March 12, 2012.

4.

The options become exercisable and the restricted stock units entitle the holder the right to receive one share of the our Class B common stock, if at all, based upon satisfaction of certain service and market conditions. Such options and restricted stock units were issued in 3 separate tranches, tranche a, b, and c, representing approximately 32%, 33% and 35%, respectively of each award. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the grant date and (b) the last day of the first 20 consecutive trading day period after the grant date during which the average closing price of the Company’s Class B common stock over such period is equal to or greater than $8.00 (tranche a), $8.50 (tranche b), or $9.00 (tranche c) with vesting in full upon a change of control.
5.	Unvested equity awards forfeited in connection with Mr. Berk becoming a consultant to the Company in January 2012.

Annual Incentive Plan

Under our Incentive Plan, our Compensation Committee has discretion to award bonuses based on our achievement of selected performance metrics and on each participant’s performance during the year. Our Compensation Committee determines on an annual basis the maximum aggregate amount of the bonus pool, identifies which employees will be eligible for awards, and sets performance targets to be met in order for participants to be eligible for a bonus, using any of the following as the Compensation Committee determines in its sole discretion:

•	revenues;

•	pre-tax income;

•	adjusted operating income before amortization;

•	operating income before amortization;

•	operating income;

•	net earnings;

•	net income;

•	cash flow or funds from operations;

•	adjusted earnings per share;

•	earnings per share;

•	appreciation in the fair market value of our stock;

•	cost reduction or savings;

•	implementation of critical processes or projects; or

•	adjusted earnings before interest, taxes, depreciation and amortization, or adjusted earnings before any of them.

Our Compensation Discussion and Analysis which begins on page 15 provides additional discussion regarding the Incentive Plan.

Outstanding Equity Awards at 2011 Fiscal Year-End(1)

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2011. Certain option and stock awards provide for accelerated vesting in full upon a change of control. For more information on these acceleration provisions, please refer to pages 27-32.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Russell C. Horowitz
Restricted Stock	1/1/2007	(3)	—	—	—	—	—	400,000	2,500,000	—	—
Stock Options	8/12/2009	(4)	150,000	—	—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	17,813	29,687	—	4.89	5/11/2020	—	—	—	—
Stock Options	5/11/2010	(6)	36,000	—	99,000	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/10/2010	(7)	—	—	—	—	—	71,250	445,313	—	—
Restricted Stock Units	5/11/2010	(6)	—	—	—	—	—	—	—	33,000	206,250
Stock Options	12/20/2010	(5)	9,500	28,500	—	8.77	12/20/2020	—	—	—	—
Stock Options	12/20/2010	(8)	27,000	—	72,000	8.77	12/20/2020	—	—	—	—
Restricted Stock	12/20/2010	(7)	—	—	—	—	—	57,000	356,250	—	—
Restricted Stock Units	12/20/2010	(8)	—	—	—	—	—	—	—	24,000	150,000
Stock Options	12/20/2011	(5)	—	35,000	—	6.35	12/20/2021	—	—	—	—
Stock Options	12/20/2011	(12)	—	—	81,000	6.35	12/20/2021	—	—	—	—
Restricted Stock	12/20/2011	(7)	—	—	—	—	—	70,000	437,500	—	—
Restricted Stock Units	12/20/2011	(12)	—	—	—	—	—	—	—	27,000	168,750

Michael Arends
Stock Options	5/1/2003		234,500	—	—	3.00	5/1/2013	—	—	—	—
Stock Options	5/1/2003		100,000	—	—	6.50	5/1/2013	—	—	—	—
Stock Options	1/5/2006		100,000	—	—	22.76	1/5/2016	—	—	—	—
Restricted Stock	1/1/2007	(3)	—	—	—	—	—	150,000	937,500	—	—
Stock Options	8/12/2009	(4)	150,000		—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	13,125	21,875	—	4.89	5/11/2020	—	—	—	—
Stock Options	5/11/2010	(6)	24,000	—	75,000	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/11/2010	(7)	—	—	—	—	—	52,500	328,125	—	—
Restricted Stock Units	5/11/2010	(6)	—	—	—	—	—	—	—	25,000	156,250
Stock Options	12/20/2010	(5)	6,500	19,500	—	8.77	12/20/2020	—	—	—	—
Stock Options	12/20/2010	(8)	18,000	—	54,000	8.77	12/20/2020	—	—	—	—
Restricted Stock	12/20/2010	(7)	—	—	—	—	—	39,000	243,750	—	—
Restricted Stock Units	12/20/2010	(8)	—	—	—	—	—	—	—	18,000	112,500
Stock Options	12/20/2011	(5)	—	28,000	—	6.35	12/20/2021	—	—	—	—
Stock Options	12/20/2011	(12)	—	—	72,000	6.35	12/20/2021	—	—	—	—
Restricted Stock	12/20/2011	(7)	—	—	—	—	—	56,000	350,000	—	—
Restricted Stock Units	12/20/2011	(12)	—	—	—	—	—	—	—	24,000	150,000

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)

Ethan Caldwell
Restricted Stock	1/1/2007	(3)	—	—	—	—	—	150,000	937,500	—	—
Stock Options	8/12/2009	(4)	100,000	—	—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	8,438	14,062	—	4.89	5/11/2020	—	—	—	—
Stock Options	5/11/2010	(6)	12,000	—	42,000	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/11/2010	(7)	—	—	—	—	—	33,750	210,938	—	—
Restricted Stock Units	5/11/2010	(6)	—	—	—	—	—	—	—	14,000	87,500
Stock Options	12/20/2010	(5)	4,250	12,750	—	8.77	12/20/2020	—	—	—	—
Stock Options	12/20/2010	(8)	12,000	—	33,000	8.77	12/20/2020	—	—	—	—
Restricted Stock	12/20/2010	(7)	—	—	—	—	—	25,500	159,375	—	—
Restricted Stock Units	12/20/2010	(8)	—	—	—	—	—	—	—	11,000	68,750
Stock Options	12/20/2011	(5)	—	25,000	—	6.35	12/20/2021	—	—	—	—
Stock Options	12/20/2011	(12)	—	—	45,000	6.35	12/20/2021	—	—	—	—
Restricted Stock	12/20/2011	(7)	—	—	—	—	—	50,000	312,500	—	—
Restricted Stock Units	12/20/2011	(12)	—	—	—	—	—	—	—	15,000	93,750

Peter Christothoulou
Restricted Stock	1/1/2007	(3)	—	—	—	—	—	150,000	937,500	—	—
Restricted Stock	5/8/2009	(7)	—	—	—	—	—	162,500	1,015,625	—	—
Stock Options	8/12/2009	(4)	150,000	—	—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	14,063	23,437	—	4.89	5/11/2020	—	—	—	—
Stock Options	5/11/2010	(6)	30,000	—	87,000	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/11/2010	(7)	—	—	—	—	—	56,250	351,563	—	—
Restricted Stock Units	5/11/2010	(6)	—	—	—	—	—	—	—	29,000	181,250
Stock Options	12/20/2010	(5)	7,250	21,750	—	8.77	12/20/2020	—	—	—	—
Stock Options	12/20/2010	(8)	24,000	—	66,000	8.77	12/20/2020	—	—	—	—
Restricted Stock	12/20/2010	(7)	—	—	—	—	—	43,500	271,875	—	—
Restricted Stock Units	12/20/2010	(8)	—	—	—	—	—	—	—	22,000	137,500
Stock Options	12/20/2011	(5)	—	125,000	—	6.35	12/20/2021	—	—	—	—
Stock Options	12/20/2011	(12)	—	—	72,000	6.35	12/20/2021	—	—	—	—
Restricted Stock	12/20/2011	(7)	—	—	—	—	—	150,000	937,500	—	—
Restricted Stock Units	12/20/2011	(12)	—	—	—	—	—	—	—	24,000	150,000

John Keister
Restricted Stock	1/1/2007	(3)	—	—	—	—	—	200,000	1,250,000	—	—
Stock Options	8/12/2009	(4)	150,000	—	—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	16,875	28,125	—	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/11/2010	(7)	—	—	—	—	—	33,750	210,938	—	—
Stock Options	5/10/2011	(5)	—	30,000	—	4.89	5/11/2021	—	—	—	—
Restricted Stock	5/6/2011	(7)	—	—	—	—	—	15,000	93,750	—	—

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Former Officer:
Matthew Berk(13)
Stock Options	1/2/2008	(9)	9,375	625	—	10.19	1/2/2018	—	—	—	—
Stock Options	2/23/2009	(10)	—	15,625	—	3.58	2/23/2019	—	—	—	—
Restricted Stock	2/23/2009	(11)	—	—	—	—	—	100,000	625,000	—	—
Stock Options	8/12/2009	(4)	3,431	—	—	4.63	8/12/2019	—	—	—	—
Stock Options	5/11/2010	(5)	5,625	9,375	—	4.89	5/11/2020	—	—	—	—
Restricted Stock	5/11/2010	(7)	—	—	—	—	—	22,500	140,625	—	—
Stock Options	12/20/2010	(5)	6,250	18,750	—	8.77	12/20/2020	—	—	—	—
Restricted Stock	12/20/2010	(12)	—	—	—	—	—	18,750	117,188	—	—
Stock Options	12/20/2011	(5)	—	40,000	—	6.35	12/20/2021	—	—	—	—
Restricted Stock	12/20/2011	(12)	—	—	—	—	—	40,000	250,000	—	—

1.	Includes only those columns for which there are outstanding equity awards at December 31, 2011. All other columns have been omitted.
2.

The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEO by the closing price of our Class B common stock on December 31, 2011 of $6.25, as reported on the NASDAQ Global Select Market.

3.

The shares of restricted stock vest at the rate of 12.5% on each of July 1, 2008, January 1, 2009, July 1, 2009, and January 1, 2010 and the remaining 50% vest on January 1, 2013 with vesting in full upon change of control.

4.

The option vests at the rate of 50% on the first and second annual anniversaries of the grant date, respectively, and with vesting in full of all such option shares in the event of a change of control.

5.

The option vests at the rate of 25% on the first anniversary of the grant date and 1/12 of the remainder vests quarterly thereafter in equal increments and with vesting in full of all such option shares in the event of a change of control.

6.

The option becomes exercisable and the restricted stock unit entitles the holder the right to receive one share of our Class B common stock based upon satisfaction of certain service and market conditions. Such option and restricted stock units were issued in 3 separate tranches, tranche a, b, and c, representing approximately 25%, 33% and 42%, respectively of each award. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the grant date and (b) the last day of the first 20 consecutive trading day period after the grant date during which the average closing price of our Class B common stock over such period is equal to or greater than $7.00 (tranche a), $8.00 (tranche b), or $9.00 (tranche c) with vesting in full upon a change of control.

7.	The shares of restricted stock vests at the rate of 25% on each of the first, second, third, and fourth anniversaries, respectively, of the grant date with vesting in full upon a change of control.
8.

The options become exercisable and the restricted stock units entitle the holder the right to receive one share of our Class B common stock, if at all, based upon satisfaction of certain service and market conditions. Such options and restricted stock units were issued in 3 separate tranches, tranche a, b, and c, representing approximately 27%, 33% and 40%, respectively of each award. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the grant date and (b) the last day of the first 20 consecutive trading day period after the grant date during which the average closing price of our Class B common stock over such period is equal to or greater than $9.00 (tranche a), $9.50 (tranche b), or $10.00 (tranche c) with vesting in full upon a change of control.

9.	The option vests at the rate of 25% on the first anniversary of the grant date and 1/12 of the remainder vests quarterly thereafter in equal increments.

10.

The option vests at the rate of 25% on January 2, 2010 and 1/12 of the remainder vests quarterly thereafter in equal increments and with vesting in full of all such option shares in the event of a change in control.

11.

The shares of restricted stock vest at the rate of 25% on January 2, 2010 and 25% of the total shares will vest annually thereafter for the following three years and with vesting in full upon a change of control.

12.

The options become exercisable and the restricted stock units entitle the holder the right to receive one share of our Class B common stock, if at all, based upon satisfaction of certain service and market conditions. Such options and restricted stock units were issued in 3 separate tranches, tranche a, b and c, representing approximately 32%, 33% and 35%, respectively of each award. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the grant date and (b) the last day of the first 20 consecutive trading day period after the grant date during which the average closing price of our Class B common stock over such period is equal to or greater than $8.00 (tranche a), $8.50 (tranche b) or $9.00 (tranche c) with vesting in full upon a change of control.

13.	Unvested equity awards forfeited in connection with Mr. Berk becoming a consultant to the Company in January 2012.

Option Exercises and Stock Vested During 2011

The following table sets forth certain information concerning option exercises by our NEOs and vesting of our common stock held by them during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Russell C. Horowitz	—	—	63,750	449,500
Michael Arends	40,500	200,985	44,500	314,450
Ethan Caldwell	—	—	27,750	195,275
Peter Christothoulou	—	—	132,500	974,813
John Keister	—	—	11,250	84,938

Former Officer:
Matthew Berk	130,944	627,991	63,750	573,688

1.	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.
2.	The value realized on vesting is calculated based on the closing sales price of the underlying stock on the NASDAQ Global Select Market on the vesting date.

Potential Payments upon Termination or Change in Control

Employment Contracts with NEOs

We have entered into an Executive Employment Agreement with Michael Arends, our Chief Financial Officer, effective as of May 1, 2003 which provides that in the event that either: (1) Russell C. Horowitz ceases to be a Marchex employee for any reason; or (2) a change in control occurs while Mr. Arends is employed by Marchex, all options or other equity awards held by Mr. Arends with respect to our Class B common stock shall become fully vested. For purposes of this provision, a change in control occurs if one person or entity acquires control of 50% or more of our common stock entitled to vote for directors, but does not occur as a result of an acquisition by Marchex or any corporation controlled by Marchex.

Mr. Arends is also entitled to receive the following termination benefits in the event of termination by the Company without cause, Mr. Arends’ death or disability, or Mr. Arends’ resignation for good reason following the expiration of the applicable cure period: (1) full vesting of stock options, and (2) if Mr. Arends ceases to be an employee within the first three years of his employment, he shall receive 25% of his then current annual salary and for each additional year after three full years of employment, he shall receive an additional amount equal to  1/12 of his then current annual salary up to a maximum amount equal to his then current annual salary.

Restricted Stock and Restricted Stock Units Agreements

Effective January 1, 2007, we granted an aggregate of 2,300,000 shares of restricted stock to each of our then executive officers under our Stock Plan. As of January 1, 2010, 50% of these restricted shares have vested and the remaining 50% will vest on January 1, 2013. However, all restricted shares will vest immediately upon a change of control of the Company. In the event that any portion of these restricted shares which such executive officers are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On May 8, 2009, in consideration of his services as our chief operating officer, we granted Mr. Christothoulou a restricted stock award under our Stock Plan to purchase an aggregate of 325,000 shares of restricted stock with 25% of the total shares vesting on each of the first, second, third and fourth annual anniversaries, respectively, of the grant date assuming continued employment for such period, and with vesting in full of all such restricted shares in the event of a change of control. In the event that any portion of these restricted shares which Mr. Christothoulou is entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On May 11, 2010 and December 20, 2010, we granted an aggregate of 560,000 shares of restricted stock and 237,000 restricted stock units under our Stock Plan to our then NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These awards are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change of control, provided in the case of an equity award subject to vesting upon satisfaction of certain service and market conditions that the per share value of the Company’s Class B common stock in such change of control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these awards which such NEOs are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On December 20, 2011, we granted an aggregate of 226,000 shares of restricted stock and 90,000 restricted stock units under our Stock Plan to certain of our NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These awards are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change of control, provided in the case of an equity award subject to vesting upon satisfaction of certain service and market conditions that the per share value of the Company’s Class B common stock in such change of control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these awards which such NEOs are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On December 20, 2011, in consideration of his appointment to President of the Company, we granted Mr. Christothoulou a restricted stock award under our Stock Plan to purchase an aggregate of 100,000 shares of restricted stock with 25% of the total shares vesting on each of the first, second, third and fourth annual anniversaries, respectively, of the grant date assuming continued employment for such period, and with vesting in full upon the occurrence of both (a) a change of control, (b) followed by (i) a termination without cause of Mr. Christothoulou’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreement) with respect to Mr. Christothoulou, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these restricted shares which Mr. Christothoulou is entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

In May 2011, in connection with Mr. Keister’s reappointment as Executive Vice Chairman of the Board of Directors, the Company’s Compensation Committee approved grants to him of 15,000 shares of restricted stock which will vest in full on May 6, 2012 assuming continued service on the board during such period and with accelerated vesting in full upon a change of control.

Option Agreements

On May 11, 2010 and December 20, 2010, we granted an aggregate of 1,003,500 options under our Stock Plan to our then NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These options are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change of control, provided in the case of an equity award subject to vesting upon satisfaction of certain service and market conditions that the per share value of the Company’s Class B common stock in such change of control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these options which such NEOs are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On December 20, 2011, we granted an aggregate of 383,000 options under our Stock Plan to our NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These options are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change of control, provided in the case of an equity award subject to vesting upon satisfaction of certain service and market conditions that the per share value of the Company’s Class B common stock in such change of control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these options which such NEOs are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

On December 20, 2011, in consideration of his appointment to President of the Company, we granted Mr. Christothoulou 100,000 options under our Stock Plan with 25% vesting on December 20, 2012 and 1/12 of the remainder vesting quarterly thereafter in equal increments and with vesting in full upon the occurrence of both (a) a change of control, (b) followed by (i) a termination without cause of Mr. Christothoulou’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreement) with respect to Mr. Christothoulou, or (iii) the 12 month anniversary of the occurrence of the change of control. In the event that any portion of these options which Mr. Christothoulou is entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

In May 2011, in connection with Mr. Keister’s reappointment as Executive Vice Chairman of the Board of Directors, the Company’s Compensation Committee granted Mr. Keister a stock option grant for 30,000 shares with twenty-five percent (25%) of the option shares vesting on May 10, 2012 and thereafter 1/12th of the remainder shall vest quarterly thereafter for the following three years assuming continued service as an employee of the Company and with accelerated vesting in full upon the occurrence of both (a) a change of control, (b) followed by (i) a termination without cause of Keister’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such option agreement) with respect to Keister, or (iii) the 12 month anniversary of the occurrence of the change of control.

Retention Agreements

On October 2, 2006, we entered into retention agreements with each of Messrs. Arends, Caldwell and Christothoulou, and on May 8, 2009 we entered into a retention agreement with Mr. Berk, which provide that in the event of a change of control, each of Messrs. Arends, Berk, Caldwell and Christothoulou would be entitled to a lump sum payment equal to two times the amount calculated by adding (1) his annual salary at that time plus (2) the greater of (a) any bonus he earned with respect to the prior fiscal year, or (b) his pro rata portion of the aggregate bonus pool under our Incentive Plan for the current year assuming achievement under the Incentive Plan of the maximum performance targets for such year. With respect to Messrs. Arends, Berk, Caldwell and Christothoulou, if within twelve (12) months following a change of control: (1) the Company shall terminate his employment with the Company without cause, or (2) he shall voluntarily terminate such employment for good reason, the Company shall provide reimbursement of health care premiums for him and his dependents, for a period of eighteen (18) months from the date of his termination, to the extent that he is eligible for and elects continuation coverage under COBRA (provided that such reimbursement shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees). In the event that any portion of these payments or benefits which such individuals are entitled to receive in connection with a change of control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

The following table describes our estimated potential payments and the estimated value of any accelerated vesting of stock options, restricted stock or restricted stock units to our NEOs upon a change of control of Marchex and/or termination of employment, assuming such change of control or termination of employment occurred on December 31, 2011. The amounts contained in the table are based on each NEO’s period of employment and compensation as of December 31, 2011 and, where applicable, the closing price of Marchex common stock on the last trading day prior to December 31, 2011. The table presents estimates of incremental amounts that would become payable had a triggering event occurred on December 31, 2011 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. The actual amounts to be paid and the value of any accelerated vesting of stock options, restricted stock or restricted stock units can be determined only at the time of triggering event, and are dependent upon the facts and circumstances then applicable.

Potential Payments upon Termination or Change in Control

Name	Change in Control without Termination of Employment(1)($)	Change in Control with Termination of Employment without Cause or Resignation for Good Reason(2)($)	Termination of Employment without Cause, Resignation for Good Reason, Death or Disability(3)($)
Russell C. Horowitz
Salary and Bonus Payments	—	—	—
Severance Payments	—	—	—
Value of Accelerated Option Awards(4)	—	175,015	—
Value of Accelerated Restricted Stock Awards(5)	2,500,000	4,264,063	—
Health Benefits	—	—	—
Estimated 280G Gross-Up	—	—	—
Michael A. Arends
Salary and Bonus Payments(6)	1,430,000	1,430,000	—
Severance Payments	—	183,333	183,333
Value of Accelerated Option Awards(4)	131,750	131,750	131,750
Value of Accelerated Restricted Stock Awards(5)	2,278,125	2,278,125	—
Health Benefits(7)	—	30,690	—
Estimated 280G Gross-Up(8)	620,770	719,058	—
Ethan Caldwell
Salary and Bonus Payments(6)	1,274,000	1,274,000	—
Severance Payments	—	—	—
Value of Accelerated Option Awards(4)	—	76,245	—
Value of Accelerated Restricted Stock Awards(5)	937,500	1,870,313	—
Health Benefits(7)	—	30,690	—
Estimated 280G Gross-Up(8)	460,893	604,827	—
Peter Christothoulou
Salary and Bonus Payments(6)	1,274,000	1,274,000	—
Severance Payments	—	—	—
Value of Accelerated Option Awards(4)	—	150,195	—
Value of Accelerated Restricted Stock Awards(5)	1,953,125	3,982,813	—
Health Benefits(7)	—	30,690	—
Estimated 280G Gross-Up(8)	487,417	777,456	—
John Keister
Salary and Bonus Payments	—	—	—
Severance Payments	—	—	—
Value of Accelerated Option Awards(4)	—	38,250	—
Value of Accelerated Restricted Stock Awards(5)	1,343,750	1,554,688	—
Health Benefits	—	—	—
Estimated 280G Gross-Up(8)	—	—	—

Former Officer:
Matthew Berk(9)
Salary and Bonus Payments(6)	350,000	350,000	—
Severance Payments	—	—	—
Value of Accelerated Option Awards(4)	41,719	54,469	—
Value of Accelerated Restricted Stock Awards(5)	750,000	1,007,813	—
Health Benefits(7)	—	30,690	—
Estimated 280G Gross-Up(8)	—	—	—

(1)

The amounts stated in the column headed “Change in Control without Termination of Employment” reflect the payments and benefits provided on a “single trigger” basis, meaning that they are triggered by the occurrence of a change in control of Marchex and are not conditioned on the NEO’s subsequent termination of employment. These payments and benefits are provided by the retention agreements described above to which Mr. Arends, Mr. Berk, Mr. Caldwell and Mr. Christothoulou and are parties, by the terms of the stock option and restricted stock agreements to which all of the NEOs are parties, and, in the case of Mr. Arends, by the terms of his employment agreement.
(2)

The amounts stated in the column headed “Change in Control with Termination of Employment without Cause or Resignation for Good Reason” reflect both the payments and benefits provide on a “single trigger” basis contained in the first column and certain additional payments and benefits provided on a “double trigger” basis, meaning that they are triggered if, within 12 months following a change in control, the NEO’s employment is terminated without cause or the NEO resigns for good reason.

(3)

The amounts stated in the column headed “Termination of Employment without Cause, Resignation for Good Reason, Death or Disability” reflect the payments and benefit provided to Mr. Arends by his employment agreement described above upon his termination of employment in certain circumstances, whether or not in connection with a change in control of Marchex.

(4)

Represents the intrinsic value of unvested stock options held by each NEO on December 31, 2011, the vesting of which would be accelerated by the applicable triggering event, based upon the difference between the closing price of $6.25 per share of our common stock on the NASDAQ Global Market on December 30, 2011 and the exercise price of the option.

(5)

Represents the value of unvested restricted stock and restricted stock units held by each NEO on December 31, 2011, the vesting of which would be accelerated by the applicable triggering event, based upon the closing price of $6.25 per share of our common stock on the NASDAQ Global Market on December 30, 2011.

(6)

In accordance with the retention agreements described above, represents two times the sum of the NEO’s salary as in effect on December 31, 2011 plus the greater of the bonus earned for the prior fiscal year or the bonus that would be earned for the current fiscal year assuming achievement of the applicable performance target at the maximum credited level. For the year ended December 31, 2011, the bonus component included in the calculation of retention payments is equal to 160% of the NEO’s base salary.

(7)	In accordance with the retentions agreements described above, represents the estimated cost of health benefits for a period of eighteen months.
(8)

NEOs may be subject to a federal excise tax on certain compensation they receive in connection with a change in control of Marchex. The value determined in accordance with Section 280G of the Internal Revenue Code of payments and benefits in the nature of compensation provided to an NEO that are contingent upon a change in control or a closely related event, such as termination of employment, may be subject to a 20% excise tax to the extent of the excess of such value over the NEO’s average annual taxable compensation from Marchex for the five years preceding the year of the change in control (or such shorter period as the NEO was employed by Marchex) if the aggregate present value of such payments and benefits equals or exceeds an amount equal to three times such average annual taxable compensation. As described above, an NEO who incurs any such excise tax will be entitled to receive from Marchex a “gross-up payment” in an amount necessary to place him in the same after-tax position had no portion of such contingent payments been subject to excise tax. The amount of the gross-up payments in the table are based on a Section 4999 excise tax rate of 20%, the maximum federal marginal income tax rate in 2011 of 35% and a Medicare tax rate of 1.45%. All NEOs are assumed to be residents of the State of Washington, which does not impose a state income tax. For the purposes of this calculation, it is assumed that the amounts subject to Section 280G will not be discounted as attributable to reasonable compensation, that no value will be attributed to any non-competition agreement applicable to the NEO, and that equity awards granted during the one-year period before the change in control will not be treated as contingent upon the change in control. Further, for purposes of this calculation, it is assumed that outstanding options will not be assumed by the acquiring or successor corporation and will therefore have no expected life beyond the date of the change in control transaction, regardless of whether or not the change in control is accompanied by termination of employment.

(9)	Mr. Berk’s retention agreement lapsed in connection with becoming a consultant to the Company in January 2012.

Procedures for Review and Approval of Related Person Transactions

Our Audit Committee is responsible under its charter for reviewing and approving in advance any proposed related party transactions which would require disclosure under Item 404(a) of Regulation S-K and reporting to the Board of Directors on any approved transactions. The Audit Committee is responsible for ensuring that such relationships are on terms commensurate with those that would be extended to an unrelated third party.

Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board of Directors the compensation of our independent directors. Mr. Horowitz, our Chief Executive Officer, did not receive separate compensation for his board service. The following table summarizes compensation earned during 2011 by each of our directors, except Messrs. Horowitz and Keister, whose compensation is reflected in the Summary Compensation Table, who served on our Board of Directors during 2011:

2011 Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2) (3)	Total ($)
Dennis Cline	5,500	115,138	120,638
Anne Devereux	5,500	120,800	126,300
Nicolas J. Hanauer	5,500	98,150	103,650
M. Wayne Wisehart	5,500	126,463	131,963

1.	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services.
2.

The amounts in the stock awards column reflect the aggregate grant fair value of stock awards granted to directors in 2011 in accordance with FASB ASC Topic 718. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock).

3.	The aggregate number of equity awards outstanding as of December 31, 2011 were:

Name	Stock Awards (#)	Option Awards (#)	Total
Dennis Cline	15,250	35,000	50,250
Anne Devereux	16,000	40,000	56,000
Nicolas J. Hanauer	13,000	300,000	313,000
M. Wayne Wisehart	16,750	40,000	56,750

Effective in May 2011, the Company’s non-employee directors will receive $1,500 per quarter or $6,000 per fiscal year in total cash compensation attributable to board service in addition to reimbursement for the reasonable out-of-pocket expenses they incur in attending meetings of the Board of Directors or Board of Director Committees.

In May 2011, the Company granted Messrs. Cline, Hanauer and Wisehart and Ms. Devereux an aggregate of 61,000 shares of restricted stock which included an annual grant and a grant with respect to their service on the various board committees pursuant to the Company’s Stock Plan which will vest in full on May 6, 2012 assuming continued service on the board during such period and with accelerated vesting in full upon a change of control.

Equity Compensation Plans

Stock Incentive Plan. On January 17, 2003, we adopted our Stock Plan. The Stock Plan provides for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provides for the following types of option grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;

•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options; and

•	right to purchase shares pursuant to restricted stock purchase agreements.

The Stock Plan was amended in May of 2010 to provide for grants of restricted stock units to eligible participants under the Stock Plan.

Employee Stock Purchase Plan. Our 2004 employee stock purchase plan, effective on March 30, 2004, was adopted by our Board of Directors and approved by our stockholders on February 15, 2004. This plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase our Class B common stock for amounts up to 15% of their compensation in purchase periods under the plan. Under the purchase plan, no employee will be permitted to purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each purchase period. We have authorized an aggregate of 300,000 shares of our Class B common stock for issuance under the purchase plan to participating employees. The purchase plan provides for purchase periods which shall be determined by the Board of Directors.

The purchase plan was amended on December 8, 2005 to provide that effective January 1, 2006 the purchase price of shares of Class B common stock available under the purchase plan shall be equal to 95% of the closing price of the shares of Class B common stock on the last business day of each purchase period.

Equity Compensation Plan Information

The following table sets forth certain information regarding our Class B common stock that may be issued upon exercise of options, warrants and other rights under all of our existing equity compensation plans as of December 31, 2011:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders
2003 amended and restated stock incentive plan, as amended(1)	7,203,784	$8.24	953,887
2004 employee stock purchase plan	3,637	$5.94 to $8.44	223,995

Total	7,207,421	$5.94 to $8.44	1,177,882

1.

We have reserved 19,553,758 shares of Class B common stock for issuance under our Stock Plan, which includes an increase of 1,877,411 shares to the authorized number of shares available under the plan which occurred on January 1, 2012 as a result of the “evergreen provision” under the plan. The “evergreen provision” provides for annual increases in the number of shares available for issuance under the plan, on the first day of our fiscal year, equal to 5% of the outstanding shares of Class B common stock (including any shares of Class B common stock issuable upon conversion of any outstanding capital stock) on such date.

PROPOSAL THREE. APPROVAL OF THE 2012 STOCK INCENTIVE PLAN

(Item 3 on Proxy Card)

On April 2, 2012, our Board of Directors adopted, subject to stockholder approval, the Company’s proposed 2012 Stock Incentive Plan. Our 2003 Amended and Restated Stock Incentive Plan (the “2003 Plan”) is nearing the end of its original ten year term. No awards will be made under the 2003 Plan after December 31, 2012. The 2012 Stock Incentive Plan covers the anticipated balance of shares available under the 2003 Plan.

We believe that appropriate equity incentives are critical to attracting and retaining the best employees. The approval of this Proposal will enable us to continue to provide these incentives, which have become a standard element of compensation for companies in our industry.

Key Features Designed to Protect Stockholders’ Interests

The 2012 Stock Incentive Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following 2012 Stock Incentive Plan features:

•	Independent Administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, is the 2012 Stock Incentive Plan administrator.

•	Repricing Prohibited. Stockholder approval is required for any repricing of underwater awards.

•

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years’ duration.

•	Per-Participant Limits on Awards. The 2012 Stock Incentive Plan limits the size of awards that may be granted during any one year to any one participant.

•

Award Design Flexibility. Different kinds of awards may be granted under the 2012 Stock Incentive Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The 2012 Stock Incentive Plan permits the grant of performance-based stock awards that are payable only upon the attainment of specified performance goals.

•

No Liberal Definition of Change in Control. Any award benefits triggered by a change in control transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

Our Board of Directors has full discretion to determine the number of awards to be granted to participants under the 2012 Stock Incentive Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Before the 2012 annual meeting, the Company will not grant any awards under the 2012 Stock Incentive Plan.

The following is a summary of the principal features of the 2012 Stock Incentive Plan, but it is qualified in its entirety by reference to the full text of the 2012 Stock Incentive Plan, which appears as Appendix A to this Proxy Statement. All references to common stock in this summary are references to our Class B common stock.

Summary of the 2012 Stock Incentive Plan

Background and Purpose

We adopted the 2012 Stock Incentive Plan to promote long-term growth and profitability by providing key people with incentives to improve the value of the Company and contribute to our growth and financial success, and enabling us to attract, retain and reward the best-available personnel.

Eligibility and Participation

Participation in the 2012 Stock Incentive Plan is open to all of our employees, officers, directors and other individuals who provide services to us or any of our affiliates, as the administrator of the 2012 Stock Incentive Plan may select from time to time. Our Compensation Committee serves as the administrator. The administrator may also grant awards to individuals in connection with their hiring, recruitment or other related circumstance before the date that the relevant individual first performs those services for us or any of our affiliates, however, no awards may vest or become exercisable and no shares may be issued before the individual commences performance of those services. As of the date of this Proxy Statement, four non-employee directors and approximately three hundred and fifty employees and other individuals providing services to the Company or any of its affiliates are eligible to participate in the 2012 Stock Incentive Plan.

Types of Awards

The 2012 Stock Incentive Plan provides for the grant of stock options, stock appreciation rights, and other stock-based awards (including performance awards), as each is described more fully below, which may be granted separately or in tandem with other awards. The administrator is responsible for determining the prices, expiration dates, and other material conditions governing the exercise of the awards granted under the 2012 Stock Incentive Plan. We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the 2012 Stock Incentive Plan, to the extent permitted by law. Securities laws, however, preclude us from making or guaranteeing any such loans to our executive officers. Types of awards that may be granted under the 2012 Stock Incentive Plan include:

Stock Options. The administrator may grant tax-qualified incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options. However, only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options. All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years. As of March 30, 2012, the fair market value of a share of our common stock was $4.46 based upon the closing price as reported on the NASDAQ Global Select Market on such date. An option holder may pay the exercise price in cash or by broker-assisted cashless exercise or by any other means that the administrator approves or any combination of the foregoing.

Stock Appreciation Rights. The administrator may grant stock appreciation rights that entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement. The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related. No stock appreciation right may have a term longer than ten years’ duration.

Stock-Based Awards. The administrator may grant stock-based awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator determines. A stock award may be restricted or unrestricted and may be denominated and paid in cash, shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these.

Performance Awards. The administrator may grant stock-based awards that are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The administrator may determine that the grant of, or lapse of restrictions with respect to, performance-based stock awards may be based upon one or more performance measures or objective performance targets to be attained relative to those performance measures. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained. The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of extraordinary or non-recurring items, changes in tax laws, changes in generally accepted accounting principles or accounting policies, changes related to restructured or discontinued operations, the restatement of prior period financial results, or any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

For this purpose, “performance measures” mean the criteria established by the administrator in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more business unit(s), divisions or subsidiaries or the whole of the Company:

•

Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; operating income before amortization; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

•	Return Metrics: return on investment, assets, equity or capital (total or invested);

•

Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•

Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the administrator;

•

Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

•

Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction; and

•	Other Performance Measures: as may be established by the Administrator from time to time.

The benefits or amounts that are to be allocated (or would have been allocated, if the 2012 Stock Incentive Plan had been in effect) to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards (including options) available under the 2012 Stock Incentive Plan are subject to the discretion of the administrator.

Shares Available Under the 2012 Stock Incentive Plan

The total number of shares of our common stock that may be issued with respect to awards granted under the 2012 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to five percent (5%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company). The total number of shares of common stock available for granting incentive stock options intended to qualify under Code section 422 under the 2012 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2013 and ending in 2022, equal to the lesser of (i) 2,000,000 shares of common stock or (ii) five percent (5%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

If any award, or portion of an award, under the 2012 Stock Incentive Plan or 2003 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of common stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award) under this 2012 Stock Incentive Plan or the 2003 Plan, or if any shares are withheld by the Company, the shares subject to such award and the repurchased, surrendered and withheld shares will thereafter be available for further awards under the 2012 Stock Incentive Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any award under this 2012 Stock Incentive Plan or the 2003 Plan or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

The maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this 2012 Stock Incentive Plan will be limited to 4,000,000 shares. Such per-individual limit will not be adjusted to effect a restoration of shares of common stock with respect to which the related sward is terminated, surrendered or canceled.

Each of the limits described above is adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of stock or anything similar. The shares to be issued under the 2012 Stock Incentive Plan are shares of authorized but unissued or reacquired shares or treasury shares, including shares we repurchase on the open market.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares, the maximum number of shares for which awards may be granted under the 2012 Stock Incentive Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding awards, are adjusted to reflect such event.

Except as stated above, in the event of any change affecting shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” of the Company (as defined in the 2012 Stock Incentive Plan)), the administrator, in its discretion and without the consent of the holders of the awards, shall make appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the 2012 Stock Incentive Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the Code); and any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the administrator of the 2012 Stock Incentive Plan or the board of directors of any entity assuming the obligations of the Company under the 2012 Stock Incentive Plan (the “Successor Board”), will, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of common stock then subject to such stock options either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options will terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

With respect to outstanding awards other than stock options, the administrator of the 2012 Stock Incentive Plan or the Successor Board, will either (x) make appropriate provisions for the continuation of such awards by substituting on an equitable basis for the shares then subject to such awards either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the awards will terminate; or (z) terminate all such other awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the administrator may waive any or all Company repurchase rights with respect to outstanding awards.

Further, in the event that a “Change in Control” of the Company (as defined in the 2012 Stock Incentive Plan) occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such award becomes payable (or a pro rata portion of the lapse restrictions lapses, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, the financial statements of the Company or any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Stock Incentive Plan.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the 2012 Stock Incentive Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2012 Stock Incentive Plan unless such action complies with the relevant listing rules.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the 2012 Stock Incentive Plan, based upon the provisions of the Code as of the date of this Proxy Statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the 2012 Stock Incentive Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. 2012 Stock Incentive Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the 2012 Stock Incentive Plan.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation. The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the corporation’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the 2012 Stock Incentive Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the 2012 Stock Incentive Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Approval of this proposal requires the affirmative vote of a majority of the shares of the Company’s Class A common stock and Class B common stock present or represented by proxy and entitled to vote on this proposal .

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its directors, officers and 10% stockholders complied with all applicable filing requirements during 2011.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders of the Company intended to be presented for consideration at our 2013 Annual Meeting of Stockholders must be received by the Company no later than December 10, 2012 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 520 Pike Street, Suite 2000, Seattle, Washington 98101. Stockholders who wish to present a proposal at our 2013 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, should send notice to the Company by March 4, 2013. If a stockholder proposal is not submitted by this date and it is properly brought before our 2013 Annual Meeting of Stockholders, we may exercise voting discretion to vote the proxies that the Board of Directors solicits for our 2013 Annual Meeting of Stockholders on such stockholder proposal in accordance with our best judgment. If a stockholder makes a timely notification, the people we name as proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC. The corresponding proposal submission date for our 2012 Annual Meeting of Stockholders was March 6, 2012. We have discretionary authority to vote the proxies that the Board of Directors solicits for our 2012 Annual Meeting of Stockholders on any stockholder proposals properly brought before our 2012 Annual Meeting of Stockholders with respect to which the Company was not notified by that date.

ANNUAL REPORT ON FORM 10-K

A copy of Marchex’s annual report on Form 10-K for the year ended December 31, 2011, including its financial statements for the year ended December 31, 2011, accompanies this proxy statement and is also available for download or review by visiting www.marchex.com/investors/secfilings.html, and is also available on the internet as provided on the notice of annual meeting of stockholders accompanying this proxy statement. An additional copy of such annual report on 10-K (without exhibits) will be furnished without charge and a copy of any or all exhibits to such annual report on Form 10-K will be furnished for a fee which will not exceed our reasonable expenses in furnishing exhibits upon request by any stockholder to Marchex Investor Relations, 520 Pike Street, Suite 2000, Seattle, Washington 98101, or by calling (206) 331-3300.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Marchex Investor Relations, 520 Pike Street, Suite 2000, Seattle, Washington 98101 or by calling (206) 331-3300.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

The Company’s stock transfer agent and registrar is Computer Shareowner Services LLC, 480 Washington Boulevard, Jersey City, New Jersey 07310, (800) 714-2722.

By order of the Board of Directors,

Ethan Caldwell

Secretary

APPENDIX A

MARCHEX, INC.

2012 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Marchex, Inc., a Delaware corporation (the “Company”), hereby establishes the MARCHEX, INC. 2012 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

After December 31, 2012, no further awards will be made under the Company’s 2003 Amended and Restated Stock Incentive Plan (the “2003 Plan”).

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities “) by any “Person” or “Group” (as such terms are used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person or Group has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, in determining whether or not a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, (ii) the Company, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (iv) any holder of the Company’s Class A Common Stock as of the date hereof;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the consummation of:

(a) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

A. the shareholders of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

B. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

C. no Person or Group, other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such merger, consolidation, or reorganization, or (iv) any holder of the Company’s Class A Common Stock as of the date hereof, owns twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities; or

(b) a complete liquidation or dissolution of the Company; or

(c) the sale or disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of Class B common stock of the Company, par value of $0.01 per share.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j) “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies:

(i) Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

(ii) Return Metrics: return on investment, assets, equity or capital (total or invested);

(iii) Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv) Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

(v) Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(vi) Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction; and

(vii) Other Performance Measures: as may be established by the Administrator from time to time.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the

Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to five percent (5%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company). Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock available for granting incentive stock options intended to qualify under Code section 422 under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2013 and ending in 2022, equal to the lesser of (i) 2,000,000 shares of Common Stock or (ii) five percent (5%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan or 2003 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award) under this Plan or the 2003 Plan, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award under this Plan or the 2003 Plan or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 4,000,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards.

(i) The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii) The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of Common Stock then subject to such stock options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof. With respect to outstanding Awards other than stock options, the Administrator or the Successor Board, shall either (x) make appropriate provisions for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such Awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Awards shall terminate; or (z) terminate all such other Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Awards.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: ________________

Date Approved by the Stockholders: ___________

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

MARCHEX, INC.

INTERNET

http://www.proxyvoting.com/mchx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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FOLD AND DETACH HERE

Please mark your votes as indicated in this example

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

1. To elect six directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified:

01 Russell C. Horowitz

02 Dennis Cline

03 Anne Devereux

04 Nicolas Hanauer

05 John Keister

06 M. Wayne Wisehart

FOR AGAINST ABSTAIN

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3. To approve the Marchex, Inc. 2012 Stock Incentive Plan.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF proposals 2 and 3. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF PROPOSALS 2 AND 3.

Mark Here for Address Change or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Marchex, Inc. account online.

Access your Marchex, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Marchex, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the Annual Report to Stockholders are available at: http://www.RRDEZProxy.com/2012/Marchex

FOLD AND DETACH HERE

PROXY PROXY

MARCHEX, INC.

CLASS B COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2012

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF MARCHEX, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 4, 2012 and the Proxy Statement, and appoints Michael Arends and Ethan Caldwell, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Marchex, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington, on May 4, 2012 at 10:00 a.m. local time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side. Please mark, date, sign and return this proxy promptly in the enclosed envelope.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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